UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

Amendment No 2. to Form 10
General Form for Registration of Securities of Small
Business Issuers under Section 12(b) or (g) of the
Securities Exchange Act of 1934

Commission file number ______

TRIPLE DRAGON ACQUISITION CORP.
(Exact Name of Small Business Issuer in its Charter)

Nevada		27-2236450
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

100 Vaughan Street
Portland, Maine 04102
 (Address of Registrant's Principal Executive Offices) (Zip Code)

Triple Dragon Acquisition Corp.
100 Vaughan Street
Portland, Maine 04102
207-653-2260
 (Name, Address and Telephone Issuer's telephone number)

Securities to be Registered Under Section 12(b) of the Act: None

Securities to be Registered Under Section 12(g) of the Act:

Common Stock
$0.001 Par Value
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this registration statement, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events.

PART I

ITEM 1. DESCRIPTION OF BUSINESS.

(a) Business Development

Triple Dragon Acquisition Corp. (“we”, “us”, “our”, the “Company” or the “Registrant”) was incorporated in the State of Nevada on March 25, 2010. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with, an existing company.

(b) Business of Issuer

The Company, based on proposed business activities, is a “blank check” company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The analysis of new business opportunities will be undertaken by or under the supervision of our officers and directors. As of this date, the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. The Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

·	Potential for growth, indicated by new technology, anticipated market expansion or new products;

·	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

·	Strength and diversity of management, either in place or scheduled for recruitment;

·
Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

·	The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

·	The extent to which the business opportunity can be advanced;

·	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

·	Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant's limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

(c) Form of Acquisition

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Registrant. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, the Registrant’s current stockholders may be substantially diluted to less than 20% of the total issued and outstanding shares of the surviving entity or possibly eliminated as stockholders by an acquisition.

The present stockholders of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, all, or a majority of, the Registrant's directors may resign and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments may require considerable management time and attention and substantial cost for accountants, attorneys and others. Our officers and directors intend to devote approximately thirty five percent (35%) of their time to investigating business opportunities and performing their duties for the Company. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred.

We presently have no employees apart from our management. Our officers and directors are engaged in outside business activities and anticipate that they will devote to our business approximately thirty five percent (35%) of their time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

(d) Reports to security holders.

(1) The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

(2) The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(3) The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.  We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

We do not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury or with additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors.

During the next 12 months we anticipate incurring costs related to:

(i)	filing of Exchange Act reports, and

(ii)	consummating an acquisition.

We believe we will be able to meet these costs and other expenses through use of funds in our treasury and additional amounts, if necessary, to be loaned by or invested in us by our stockholders, management or other investors. We currently have not entered in any financing agreements nor do we have any plans for additional funds to be loaned or invested by our stockholders, management or other investors.  However, we believe we will be able to obtain additional funds, if necessary, from Messrs Samuel May, Clifford Chapman and other investors that have close relationships with our management.

We are in the development stage and have $ 4,887 in working capital and positive stockholders’ equity at August 31, 2010 .  We have not earned any revenues from operations to date. Our condition raises substantial doubt about our ability to continue as a going concern. We are currently devoting our efforts to locating merger candidates. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

We may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Our officers and directors have not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

We anticipate that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

RISK FACTORS

There may be conflicts of interest between our management and our non-management stockholders and management may have incentives to act adversely to the non-management stockholders.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of our stockholders. A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders.

Our business is difficult to evaluate because we have no operating business and our shareholders will not know what business we will enter into until we effectuate a transaction.

As we have no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination.  We have had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

There is competition for those private companies suitable for a merger transaction of the type contemplated by management and as a non-trading company we are at a competitive disadvantage to some of our competitors which may reduce the likelihood of us consummating a deal.

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

We are a development stage company, and our future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

We were incorporated in March 2010 and are considered to be in the development stage. The nature of our operations is highly speculative, and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

At this time our disclosure controls and procedures are not effective to ensure that material information that we are required to disclose is timely reported in accordance with the requirements of the Securities and Exchange Commission. We are currently engaged in the review, documentation and remediation of our controls and procedures.

As of August 31, 2010, our President, Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are not effective in ensuring that material information that we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms.

We are currently engaged in the review, documentation and remediation of our disclosure controls and procedures. Once we are engaged in a business of merit and have sufficient personnel available, then our Board of Directors, in particular and in connection with the previously reported deficiencies, will establish the following remediation measures:

1.
We will appoint additional personnel to assist with the preparation of our financial statements; which will allow for proper segregation of duties, as well as additional manpower for proper documentation.

2.	Our Board of Directors will appoint a member of management to act as the secondary authorized signatory on our bank account; to decrease the likelihood of misappropriation of our assets.

We have no existing agreement for a business combination or other transaction and there is no guarantee that we will be able to negotiate a transaction that will benefit our shareholders.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including audited financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited financial statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

We may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files a registration statement under the Securities Act of 1933, as amended (the “Securities Act”). Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations.

Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

There are issues impacting liquidity of our securities with respect to the fact that we will need to file a resale registration statement to create liquidity in our common stock.

Since our shares of common stock issued prior to a business combination or reverse merger cannot currently, nor will they for a considerable period of time after we complete a business combination, be available to be offered, sold, pledged or otherwise transferred without being registered pursuant to the Securities Act, we will likely file a resale registration statement on Form S-1, or some other available form, to register for resale such shares of common stock. We cannot control this future registration process in all respects as some matters are outside our control. Even if we are successful in causing the effectiveness of the resale registration statement, there can be no assurances that the occurrence of subsequent events may not preclude our ability to maintain the effectiveness of the registration statement. Any of the foregoing items could have adverse effects on the liquidity of our shares of common stock.

We have never paid dividends on our common stock and if we do not pay dividends in the future, then our shareholders can only benefit from their shares by selling such stock either in the public market place or in a private transaction.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into us to further our business strategy.

We may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our business will have no revenue unless and until we merge with or acquire an operating business.

            We are a development stage company and have had no revenue from operations. We may not realize any revenue unless and until we successfully merge with or acquire an operating business.

We intend to issue more shares in a merger or acquisition, which will result in substantial dilution.

         Our Certificate of Incorporation authorizes the issuance of a maximum of 100,000,000 shares of common stock and a maximum of 10,000,000 shares of blank check preferred stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

Our principal stockholders may engage in a transaction to cause us to repurchase their shares of common stock.

In order to provide an interest in us to a third party, our stockholders may choose to cause us to sell our securities to one or more third parties, with the proceeds of such sale(s) being utilized by us to repurchase shares of common stock held by them. As a result of such transaction(s), our management, principal stockholder(s) and Board of Directors may change.

We have conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

We have not conducted market research concerning prospective business opportunities, nor have others made the results of such market research available to us. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Our shares may be subject to the “penny stock” rules, following such a reverse merger transaction which might subject you to restrictions on marketability and you may not be able to sell your shares

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Additional risks may exist since we may assist a privately held business to become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future. Failure to develop or maintain an active trading market for our common stock will have a generally negative effect on the price of our common stock and you may be unable to sell your common stock or any attempted sale of such common stock may have the effect of lowering the market price. Your investment could be a partial or complete loss.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange and therefore it is possible that our stockholders will not be able to liquidate their investment in our stock and we may not have access to capital available to companies trading on these exchanges.

Following a business combination, we may seek the listing of our common stock on NASDAQ or the American Stock Exchange. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

Our authorization of blank check preferred stock could be used to discourage a take-over transaction involving an actual or potential change in control of us or our management.

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of blank check preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that the Company will not do so in the future.

Due to the control by management of the majority of issued and outstanding common stock, our non-management shareholders will have no power to choose management or impact operations.

Management currently controls and votes 100% of our issued and outstanding common stock. Consequently, management has the ability to influence control of our operations and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

• Election of the Board of Directors;
• Removal of directors;
• Amendment s to the our certificate of incorporation or bylaws; and • Adoption of measure s that could delay or prevent a change in control or impede a merger, takeover or other business combination.

These stockholders will thus have substantial influence over our management and affairs and other stockholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the common stock.

ITEM 3. DESCRIPTION OF PROPERTY.

We neither rent nor own any properties.  We utilize the office space and equipment of our management at no cost. Management estimates such amounts to be immaterial. We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of August 31 , 2010, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of our common stock.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class

Samuel May* (1) 100 Vaughan Street Portland, ME 04102	45,000(1)	45%

Clifford Chapman* (2) 10 Warren Avenue Spring Lake, NJ 07762	10,000(2)	10%

Fuzhen Xue* (3) Futian District, Shahe Xinhaocheng Huayan Hao Jin Ge, 8 A Shenzhen, Guangdong 518053	45,000(3)	45%

*  The listed beneficial owner has no right to acquire within sixty (60) days any shares from options, warrants, rights, conversion privileges, or similar obligations.

(1)	Samuel May serves as President, Chief Financial Officer , Director and Treasurer of the Company.
(2)	Clifford Chapman serves as Director of the Company.
(3)	Fuzhen Xue serves as Secretary and Director of the Company.

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

A. Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position

Samuel May Fuzhen Xue Clifford Chapman	57 32 41	President, Chief Financial Officer, Director and Treasurer Secretary and Director Director

Samuel May, President, Chief Financial Officer , Director and Treasurer , age 57
Samuel May has been President of Double Dragon LLC, an advisory firm located in Portland, Me., since March 2010. Prior to founding Double Dragon, from October 2007 through December 2009, Mr. May was President of Penumbra Worldwide Ltd., a Hong Kong-based firm providing consulting services to Chinese companies looking to access US capital markets. From June 2004 through December 2006 Mr. May held several consulting engagements with both Hong Kong and US institutions and investors. From May 1998 until May 2004 Mr. May was a Managing Director and Senior Vice President at US Bancorp Piper Jaffray, a Minneapolis-based investment bank. From November 1995 until May 1998 Mr. May was a senior research analyst at Pacific Growth Equities in San Francisco, CA. Lastly, from November 1993 until November 1995 he was a senior research analyst at the Yankee Group in Boston, MA. Mr. May holds an MBA from Thunderbird, the American Graduate School of International Management, and a Bachelor of Arts degree from Reed College.

Fuzhen Xue, Secretary and Director, age 32
From August 2003 through August 2004, Ms. Xue was employed in the Governmental Relations Department of WalMart in Shenzhen, China, where she was responsible for communicating with governmental organizations and agencies. From August 2004 through March 2010, Ms. Xue was a Customer Business Analyst at Intel Corporation in Shenzhen, China where she was responsible for product sales analytics. In 2001, Ms. Xue earned her Bachelor of Arts degree in Marketing from Luton University in England. In 2002, Ms. Xue received her Master’s degree in International Finance from the University of Westminster in England. She is fluent in both English and Mandarin.

Clifford Chapman, Director, age 41
Mr. Chapman co-founded Syncarpha Management LLC to capitalize on the investment opportunities in the alternative energy sector.   Since January 2009, he has served as its Managing Partner. From September 2005 through January 2009, Mr. Chapman served as Managing Director, Head of Investment Banking for Broadband Capital Management, a boutique investment bank located in New York City. From January 2001 to the present, Mr. Chapman has been the managing director of Early Stage Associates LLC, a consulting company focused on helping businesses in capital formation and executive management. From January 2001 to the present, Mr. Chapman has also served as the managing director of ChapRoc Capital LLC, a company which invests in technology and business services companies. From June 2002 until March 2004, Mr. Chapman was an investor and CEO of mindSHIFT Technologies, a managed services provider focused on IT outsourcing for small and medium enterprises. From 1999 through 2000, Mr. Chapman served as the Vice President of Best Practices for AppNet, a full-service internet professional services and management services company. From 1995 to 1998, Mr. Chapman acted as chief operating officer of NMP, an internet business consulting service company that he co-founded and sold to AppNet in October 1998.  Mr. Chapman serves as a director of Plastron Acquisition Corp. II, which is a blank check, non-trading, publicly-reporting shell company.  Mr. Chapman received a Masters of Business Administration with Honors from Columbia Business School and a Bachelors Degree in Computer Engineering from Lehigh University.

B. Significant Employees.  None.

C. Family Relationships.  None.

D. Involvement in Certain Legal Proceedings.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Registrant during the past ten years.

E. The Board of Directors acts as the Audit Committee, and the Board has no other separate committees at this time. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

Current Blank Check Company Experience

As indicated below, members of the management also serve as officers and directors of:

Name	Filing Date Registration Statement	Operating Status	SEC File Number	Pending Business Combinations	Additional Information
Plastron Acquisition Corp. II	None.	Not Effective	None.	None.	Clifford Chapman has served as the Director since inception

ITEM 6. EXECUTIVE COMPENSATION.

The Company’s officers and directors have not received any cash remuneration since inception. They will not receive any cash remuneration until the consummation of an acquisition. No cash remuneration of any nature has been paid for on account of services rendered by any director in such capacity. Our officers and directors intend to devote approximately thirty five percent (35%) of their time to our affairs.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

The following table shows for the period ended August 31 , 2010, the compensation awarded (earned) or paid by the Company to its named executive officers or acting in a similar capacity as that term is defined in Item 402(a)(2) of Regulation S-K. There are no understandings or agreements regarding compensation that our management will receive after a business combination that is required to be included in this table, or otherwise.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus	Option Awards	All Other Compensation (1)	Total ($)

Samuel May President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer	2010	$0	$0	0	$13,500	$13,500

Clifford Chapman Director	2010	$0	$0	0	$3,000	$3,000

Fuzhen Xue Secretary and Director	2010	$0	$0	0	$13,500	$13,500

(1)  As set forth above in Item 4, Security Ownership of Certain Beneficial Owners, the compensation earned or paid by the Company to its named officers and directors are in connection with the issuance of common shares valued at $0.30 per share.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

We utilize the office space and equipment of our management at no cost.  There have been no transactions since our formation, or any currently proposed transaction, in which we are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

On March 25, 2010, we issued 45,000 shares to Samuel May, 45,000 shares to Fuzhen Xue, and 10,000 shares to Clifford Chapman. Samuel May, Fuzhen Xue, and Clifford Chapman are our only shareholders.

Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

We have not:

•	Established our own definition for determining whether our directors and nominees for directors are “independent” nor have we adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be “independent” under any applicable definition, given that they are officers of the Company; nor,

•	Established any committees of the Board of Directors.

Given the nature of our company, its limited shareholder base and the current composition of management, the Board of Directors does not believe that we require any corporate governance committees. The Board of Directors takes the position that management of a target business will establish:

•	Its own Board of Directors,

•	Establish its own definition of “independent” as related to directors and nominees for directors,

•	Establish committees that will be suitable for its operations after the Company consummates a business combination.

ITEM 8. DESCRIPTION OF SECURITIES.

(a) Common and Preferred Stock.

We are authorized by our Certificate of Incorporation to issue an aggregate of 110,000,000 shares of capital stock, of which 100,000,000 are shares of common stock, par value $0.001 per share (the  “Common Stock”) and 10,000,000 are shares of blank check preferred stock, par value $0.001 per share (the “Preferred Stock”). As of August 31 , 2010, 100,000 shares of Common Stock and zero shares of Preferred Stock were issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

PART II

ITEM 1. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

(a) Market Information.

Our Common Stock is not trading on any stock exchange.

(b) Holders.

As of August 31 , 2010, there are three holders of an aggregate of 100,000 shares of the Common Stock issued and outstanding.

 (c) Dividends.

We have not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant's business.

ITEM 2. LEGAL PROCEEDINGS.

Presently, there are no material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

ITEM 4. RECENT SALES OF UNREGISTERED SECURITIES.

On March 25, 2010, the Company issued 45,000 common shares to Samuel May, 45,000 common shares to Fuzhen Xue, and 10,000 common shares to Clifford Chapman for their founders’ services in connection with setting up and forming the Corporation. Such common shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

ITEM 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Triple Dragon Acquisition Corp.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS

CONTENTS

Page(s)

Report of Independent Registered Public Accounting Firm	F-1

Financial Statements:

Balance Sheets - As of August 31, 2010	F-2

Statement of Operations - For the Period from March 25, 2010 (Inception) to August 31, 2010	F-3

Statement of Changes in Stockholders’ Equity - For the Period from March 25, 2010 (Inception) to August 31, 2010	F-4

Statement of Cash Flows - For the Period from March 25, 2010 (Inception) to August 31, 2010	F-5

Notes to Financial Statements	F-6-F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Triple Dragon Acquisition Corp. (A Development Stage Company)
Portland, Maine

We have audited the accompanying balance sheet s of Triple Dragon Acquisition Corp. (A Development Stage Company) as of August 31, 2010 and the related statements of operations, changes in stockholders' equity, and cash flows for the period from March 25, 2010 (inception) through August 31 , 2010 . These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Triple Dragon Acquisition Corp. as of August 31, 2010 , and the results of their operations and their cash flows for the period from March 25, 2010 (inception) through August 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has an accumulated deficit as of August 31, 2010, limited liquidity and has not completed its efforts to establish a recurring source of revenues to cover operating costs for the next twelve month period, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
September 20, 2010

TRIPLE DRAGON ACQUISITION CORP.
(A Development Stage Company)
BALANCE SHEET

August 31, 2010

ASSETS
Current Assets
Cash	$6,387
Subscriptions receivable	-

TOTAL ASSETS	$6,387

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Accounts payable	$1,500
TOTAL LIABILITIES	1,500

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value per share,
10,000,000 shares authorized; 0 shares issued and
outstanding at August 31, 2010 and August 31, 2010	-
Common stock, $.001 par value per share,
100,000,000 shares authorized; 100,000 shares issued
and outstanding at August 31, 2010 and August 31, 2010	100
Additional paid-in capital	29,900
Deficit accumulated in the development stage	(25,113)
TOTAL STOCKHOLDERS' EQUITY	4,887

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,387

See accompanying notes to financial statements

TRIPLE DRAGON ACQUISITION CORP.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM MARCH 25, 2010 (INCEPTION) TO AUGUST 31, 2010

March 25, 2010
(Inception)
through
Aug 31, 2010

REVENUES	$-

OPERATING EXPENSES	25,113

NET LOSS	$(25,113)

Net loss per share - basic and diluted	$(0.25)

Weighted average shares outstanding - basic and diluted	100,000

See accompanying notes to financial statements

TRIPLE DRAGON ACQUISITION CORP.
 (A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
 FOR THE PERIOD FROM MARCH 25, 2010 (INCEPTION) TO AUGUST 31, 2010

						Deficit
						Accumulated	Total
					Additional	in the	Stockholders'
	Preferred Stock		Common Stock		Paid-in	Development	Equity
	Shares	Amount	Shares	Amount	Capital	Stage	(Deficit)
Balance, March 25, 2010 (Inception)	-	$-	-	$-	$-	$-	$-

Common stock subscriptions			100,000	100	29,900	-	30,000

Net loss	-	-	-	-	-	(25,113)	(25,113)

Balance, August 31, 2010	-	$-	100,000	$100	$29,900	$(25,113)	$4,887

See accompanying notes to financial statements

TRIPLE DRAGON ACQUISITION CORP.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM MARCH 25, 2010 (INCEPTION) TO AUGUST 31, 2010

March 25, 2010
(Inception)
through
August 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(25,113)
Adjustments to reconcile net loss to
net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable	1,500
NET CASH USED IN OPERATING ACTIVITIES	(23,613)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	30,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	30,000

INCREASE IN CASH	6,387

CASH - BEGINNING OF PERIOD	-

CASH - END OF PERIOD	$6,387

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	-
Cash paid for interest	-
SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock subscriptions	$30,000

See accompanying notes to financial statements

TRIPLE DRAGON ACQUISITION CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Note 1 – Organization, Nature of Operations and Summary of Significant Accounting Policies

Triple Dragon Acquisition Corp. (“Triple Dragon” or the “Company”) was incorporated on March 25, 2010 as a Nevada corporation.  The Company is a shell company with no current business activity and whose purpose is to seek out and attract partners for possible merger or acquisition.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expense during the period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amount of the Company’s accounts payable approximates its estimated fair value due to the short-term nature of that financial instrument.

Income Taxes

Income taxes are accounted for in accordance with the provisions of FASB ASC Topic No. 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

Basic and Diluted Net Loss Per Common Share

Basic and diluted net loss per share calculations are presented in accordance with FASB ASC Topic No. 260 – 10, and are calculated on the basis of the weighted average number of common shares outstanding during the period.  Diluted net loss per share calculations include the dilutive effect of common stock equivalents in years with net income.  Basic and diluted loss per share is the same due to the absence of common stock equivalents.

Subsequent Events

The Company has evaluated all transactions through the financial statement issuance date for subsequent event disclosure consideration.

Recent Accounting Pronouncements

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162” (“SFAS 168”). The FASB Accounting Standards Codification TM , (“Codification” or “ASC”) became the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of SFAS 168, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative.

Following SFAS 168, the FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead, it will issue Accounting Standards Updates (ASU’s). The FASB will not consider ASU’s as authoritative in their own right; rather these updates will serve only to update the Codification, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the Codification. SFAS No. 168 is incorporated in ASC Topic 105, Generally Accepted Accounting Principles.  The Company adopted SFAS No. 168 and will provide reference to both the Codification topic reference and the previously authoritative references related to Codification topics and subtopics, as appropriate.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS 165”). SFAS 165, which is incorporated in FASB ASC Topic No. 855, “Subsequent Events”, establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, this Statement sets forth: (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. In accordance with SFAS 165, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009. The Company adopted SFAS 165 and the adoption did not have a material impact on its financial statements.

The Company does not expect the adoption of any other recently issued accounting pronouncements to have a significant effect on its financial position or results of operations.

Note 2 – Going Concern

As reflected in the accompanying financial statements, the Company has an accumulated deficit of $25,113 , and a net loss for the period from March 25, 2009 (inception) to August 31, 2010 of $25,113 .  The Company currently does not have any business activities to generate funds for its operations. These issues raise substantial doubt about our ability to continue as a going concern.  The Company’s ability to continue as a going concern is dependent on its ability to raise additional capital and implement its business plan.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

Note 3 – Stockholders’ Equity

On March 25, 2010 (inception), the Company’s three directors, including the Company’s President, subscribed to an aggregate of 100,000 common shares at a price of $0.30 per share.

On April 27, 2010, the Company issued a total of 45,000 common shares under the March 25, 2010 subscription to its President, who is also a founder and a director, at a price of $0.30 per share, for aggregate cash proceeds of $13,500.

On June 10, 2010, the Company issued to its two other directors a total of 45,000 and 10,000 common shares under the March 25, 2010 subscription for cash proceeds of $13,500 and $3,000, respectively, at a price of $0.30 per share.

PART III

ITEM 1. INDEX TO EXHIBITS.

Exhibit Number	Description

3.1	Certificate of Incorporation*

3.2	By-Laws*

* Filed as an exhibit to the Form 10 Registration Statement filed on July 1, 2010.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 20 , 2010	Triple Dragon Acquisition Corp.

	By:	/s/ Samuel May
Name: Samuel May
Title: President and Chief Financial Officer